Exhibit 2

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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 4, 2001

                                  BY AND AMONG

                           PHILLIPS PETROLEUM COMPANY,

                             PING ACQUISITION CORP.

                                       AND

                                TOSCO CORPORATION


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I      CERTAIN DEFINITIONS...........................................1


ARTICLE II     THE MERGER....................................................7

         2.1   The Merger....................................................7
         2.2   Effective Time of the Merger..................................7
         2.3   Effects of the Merger.........................................7
         2.4   Closing.......................................................8
         2.5   Articles of Incorporation.....................................8
         2.5   By-Laws.......................................................8
         2.6   Directors and Officers........................................8

ARTICLE III    CONVERSION OF SECURITIES......................................8

         3.1   Exchange Ratio................................................8
         3.2   Stock Options and Other Equity-Based Awards...................9
         3.3   Exchange Fund................................................10
         3.4   Exchange Procedures..........................................10
         3.5   Distributions with Respect to Unexchanged Shares.............11
         3.6   No Further Ownership Rights in Tosco Common Stock............11
         3.7   No Fractional Shares of Phillips Common Stock................12
         3.8   Termination of Exchange Fund.................................12
         3.9   No Liability.................................................13
         3.10  Investment of the Exchange Fund..............................13
         3.11  Lost Certificates............................................13
         3.12  Withholding Rights...........................................13
         3.13  Further Assurances...........................................13
         3.14  Stock Transfer Books.........................................13

ARTICLE IV     REPRESENTATIONS AND WARRANTIES...............................14

         4.1   Representations and Warranties of Tosco......................14
               (a) Corporate Organization...................................14
               (b) Capitalization...........................................14
               (c) Authority; No Violation..................................15
               (d) Consents and Approvals...................................16
               (e) Financial Reports and SEC Documents......................16
               (f) Absence of Undisclosed Liabilities.......................17
               (g) Absence of Certain Changes or Events.....................17
               (h) Legal Proceedings........................................17
               (i) Compliance with Applicable Law...........................18
               (j) Contracts................................................18
               (k) Environmental Liability..................................18
               (l) Employee Benefit Plans; Labor Matters....................19
               (m) Intellectual Property....................................20
               (n) State Takeover Laws; Rights Plan.........................20
               (o) Opinion of Financial Advisor.............................20
               (p) Board Approval...........................................21
               (q) Broker's Fees............................................21
               (r) Taxes....................................................21
               (s) Reorganization under the Code............................22
               (t) Form S-4; Joint Proxy Statement/Prospectus...............22
         4.2   Representations and Warranties of Phillips...................22
               (a) Corporate Organization...................................22
               (b) Capitalization...........................................23
               (c) Authority; No Violation..................................23
               (d) Consents and Approvals...................................24
               (e) Financial Reports and SEC Documents......................25
               (f) Absence of Undisclosed Liabilities.......................25
               (g) Absence of Certain Changes or Events.....................25
               (h) Legal Proceedings........................................26
               (i) Compliance with Applicable Law...........................26
               (j) Environmental Liability..................................26
               (k) Employee Benefit Plans; Labor Matters....................26
               (l) State Takeover Laws......................................27
               (m) Opinion of Financial Advisor.............................27
               (n) Board Approval...........................................27
               (o) Broker's Fees............................................27
               (p) Taxes....................................................27
               (q) Reorganization under the Code............................28
               (r) Form S-4; Joint Proxy Statement/Prospectus...............28

ARTICLE V      COVENANTS RELATING TO CONDUCT OF BUSINESS....................28

         5.1   Covenants of Tosco...........................................28
               (a) Ordinary Course..........................................29
               (b) Dividends; Changes in Share Capital......................29
               (c) Issuance of Securities...................................29
               (d) Governing Documents......................................30
               (e) No Acquisitions..........................................30
               (f) No Dispositions..........................................30
               (g) Investments; Indebtedness................................30
               (h) Tax-Free Qualification...................................30
               (i) Compensation.............................................31
               (j) Accounting Methods; Tax Elections........................31
               (k) Certain Actions..........................................31
               (l) No Related Actions.......................................31
         5.2   Covenants of Phillips........................................31
               (a) Ordinary Course..........................................31
               (b) Dividends, Changes in Share Capital......................31
               (c) Governing Documents......................................32
               (d) No Acquisitions..........................................32
               (e) Tax-Free Qualification...................................32
               (f) Certain Actions..........................................32
               (g) No Related Actions.......................................32
         5.3   Governmental Filings.........................................32
         5.4   Control of Other Party's Business............................33

ARTICLE VI     ADDITIONAL AGREEMENTS........................................33

         6.1   Preparation of Proxy Statement; Stockholders Meetings........33
         6.2   Phillips Board of Directors and Officers; RM&T Headquarters..34
         6.3   Access to Information........................................35
         6.4   Reasonable Best Efforts......................................35
         6.5   Acquisition Proposals........................................37
         6.6   Fees and Expenses............................................38
         6.7   Directors' and Officers' Indemnification and Insurance.......39
         6.8   Employee Benefits............................................39
         6.9   Public Announcements.........................................40
         6.10  Listing of Shares of Phillips Common Stock...................40
         6.11  Rights Agreements............................................40
         6.12  Affiliates...................................................41
         6.13  Section 16 Matters...........................................41
         6.14  Phillips Indebtedness and Tosco Indebtedness.................41
         6.15  Accountants' Letters.........................................41

ARTICLE VII    CONDITIONS PRECEDENT.........................................42

         7.1   Conditions to Each Party's Obligation to Effect the Merger...42
               (a) Stockholder Approval.....................................42
               (b) No Injunctions or Restraints; Illegality.................42
               (c) HSR Act; Other Approvals.................................42
               (d) NYSE Listing.............................................42
               (e) Effectiveness of the Form S-4............................42
         7.2   Additional Conditions to Obligations of Phillips.............42
               (a) Representations and Warranties...........................42
               (b) Performance of Obligations of Tosco......................43
               (c) Tax Opinion..............................................43
         7.3   Additional Conditions to Obligations of Tosco................43
               (a) Representations and Warranties...........................43
               (b) Performance of Obligations of Phillips...................43
               (c) Tax Opinion..............................................43

ARTICLE VIII   TERMINATION AND AMENDMENT....................................44

         8.1   Termination..................................................44
         8.2   Effect of Termination........................................46
         8.3   Amendment....................................................47
         8.4   Extension; Waiver............................................47

ARTICLE IX     GENERAL PROVISIONS...........................................47

         9.1   Non-Survival of Representations, Warranties and Agreements...47
         9.2   Notices......................................................48
         9.3   Interpretation...............................................48
         9.4   Counterparts.................................................49
         9.5   Entire Agreement; No Third Party Beneficiaries...............49
         9.6   Governing Law................................................49
         9.7   Severability.................................................49
         9.8   Assignment...................................................49
         9.9   Submission to Jurisdiction; Waivers..........................49
         9.10  Enforcement..................................................50


                                LIST OF EXHIBITS

Exhibit           Title

Exhibit A         Form of Affiliate Agreement

          AGREEMENT AND PLAN OF MERGER, dated as of February 4, 2001 (this "Agreement"), by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Phillips"), PING ACQUISITION CORP., a Nevada corporation and wholly owned subsidiary of Phillips ("Merger Sub"), and TOSCO CORPORATION, a Nevada corporation ("Tosco").

                              W I T N E S S E T H:

          WHEREAS, the Boards of Directors of Phillips, Merger Sub and Tosco have approved the acquisition of Tosco by Phillips;

          WHEREAS, the Boards of Directors of Phillips, Merger Sub and Tosco have approved the merger of Merger Sub with and into Tosco (the "Merger"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

          As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Acquisition Proposal" shall have the meaning set forth in Section 6.5(a)(i).

          "Affiliate Agreement" shall have the meaning set forth in Section
6.12.

          "Agreement" shall have the meaning set forth in the preamble.

          "Assumed Indentures" shall have the meaning set forth in Section 6.14.

          "beneficial ownership" or "beneficially own" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          "Benefit Plan" means, with respect to any entity, any employee benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its affiliates or to which such entity or any of its affiliates contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

          "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Change in the Phillips Recommendation" shall have the meaning set forth in Section 6.1(c).

          "Change in the Tosco Recommendation" shall have the meaning set forth in Section 6.1(b).

          "Closing" shall have the meaning set forth in Section 2.4.

          "Closing Date" shall have the meaning set forth in Section 2.4.

          "Code" shall have the meaning set forth in the recitals.

          "Confidentiality Agreement" shall have the meaning set forth in
Section 6.3.

          "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of the Code and Sections 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations.

          "DOJ" means the Antitrust Division of the U.S. Department of Justice.

          "Effective Time" shall have the meaning set forth in Section 2.2.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excess Shares" shall have the meaning set forth in Section 3.7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" shall have the meaning set forth in Section 3.3.

          "Exchange Fund" shall have the meaning set forth in Section 3.3.

          "Exchange Ratio" shall have the meaning set forth in Section 3.1(b).

          "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

          "Form S-4" shall have the meaning set forth in Section 4.1(d)(iii).

          "FTC" means the U.S. Federal Trade Commission.

          "GAAP" means U.S. generally accepted accounting principles.

          "Governmental Entity" shall have the meaning set forth in Section 4.1(d).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.

          "Joint Proxy Statement/Prospectus" shall have the meaning set forth in
Section 4.1(d)(iii).

          "knowledge" or "known" means, with respect to any entity, the knowledge of such entity's executive officers after reasonable inquiry.

          "Liens" shall have the meaning set forth in Section 4.1(b)(ii).

          "Material Adverse Effect" means, with respect to any entity, a material adverse effect on (i) the business, operations, results of operations or financial condition of such entity and its Subsidiaries taken as a whole or
(ii) the ability of such entity to timely consummate the transactions contemplated by this Agreement, except, in each case, for any such effect reasonably attributable to (x) general economic conditions in the United States (including prevailing interest rate and stock market levels), (y) the general state of the industries in which such entity operates or (z) the negotiation, announcement, execution, delivery or consummation of the transactions contemplated by, or in compliance with, this Agreement.

          "Merger" shall have the meaning set forth in the recitals.

          "Merger Consideration" shall have the meaning set forth in Section 3.1(b).

          "Merger Sub" shall have the meaning set forth in the preamble.

          "Necessary Consents" shall have the meaning set forth in Section 4.1(d)(vi).

          "Nevada Articles of Merger" shall have the meaning set forth in
Section 2.2(y).

          "New Plans" shall have the meaning set forth in Section 6.8(b).

          "NGCL" means the Nevada General Corporation Law.

          "Non-Subsidiary Affiliate" shall have the meaning set forth in Section 4.1(b)(ii).

          "NYSE" means the New York Stock Exchange, Inc.

          "Old Plans" shall have the meaning set forth in Section 6.8(b)(i).

          "Other Approvals" shall have the meaning set forth in Section 4.1(d)(ii).

          "other party" means, with respect to Phillips, Tosco, and with respect to Tosco, Phillips.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          "Phillips" shall have the meaning set forth in the preamble.

          "Phillips 1999 10-K" means Phillips's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC.

          "Phillips 10-Q" means Phillips's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as filed with the SEC.

          "Phillips Benefit Plan" means a Benefit Plan maintained or contributed to by Phillips or a Subsidiary of Phillips, or to which Phillips or any Subsidiary of Phillips is required to contribute.

          "Phillips Capital Stock" shall have the meaning set forth in Section 4.2(b)(i)(B).

          "Phillips Common Stock" means common stock, par value $1.25 per share, of Phillips.

          "Phillips Disclosure Schedule" shall have the meaning set forth in
Section 4.2.

          "Phillips Preferred Stock" shall have the meaning set forth in Section 4.2(b)(i)(B).

          "Phillips Recommendation" shall have the meaning set forth in Section 6.1(c).

          "Phillips Rights" shall have the meaning set forth in Section 3.1(b).

          "Phillips Rights Agreement" shall have the meaning set forth in
Section 3.1(b).

          "Phillips SEC Documents" shall have the meaning set forth in Section 4.2(e).

          "Phillips Stock Option" shall have the meaning set forth in Section 3.2(a).

          "Phillips Stock Plans" shall have the meaning set forth in Section 4.2(b)(i).

          "Phillips Stockholder Approval" shall have the meaning set forth in
Section 4.2(c)(i).

          "Phillips Stockholders Meeting" shall have the meaning set forth in
Section 4.2(c)(i).

          "Phillips Termination Fee" means $250,000,000.

          "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the Phillips Recommendation or a Change in the Tosco Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of Phillips or Tosco (as the case may be) for making such Change in the Phillips Recommendation or Change in the Tosco Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing.

          "Regulatory Law" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations,
(ii) foreign investment, or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          "Required Approvals" shall have the meaning set forth in Section 6.4(a)(i).

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

          "Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

          "Superior Proposal" means, with respect to Phillips or Tosco, as the case may be, a bona fide written proposal made by a Person other than a party to this Agreement which is (i) for an Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to "20%" shall be "50%") involving such party and (ii) is on terms which its Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal,
(x) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (y) is reasonably capable of being completed.

          "Surviving Corporation" shall have the meaning set forth in Section
2.1.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

          "Termination Date" shall have the meaning set forth in Section 8.1(b).

          "Tosco" shall have the meaning set forth in the preamble.

          "Tosco 1999 10-K" means Tosco's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC.

          "Tosco 10-Q" means Tosco's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as filed with the SEC.

          "Tosco Benefit Plan" means a Benefit Plan maintained or contributed to by Tosco or a Subsidiary of Tosco, or to which Tosco or any Subsidiary of Tosco is required to contribute.

          "Tosco Capital Stock" shall have the meaning set forth in Section 4.1(b)(i)(B).

          "Tosco Certificate" shall have the meaning set forth in Section
3.1(b).

          "Tosco Common Stock" means common stock, par value $0.75 per share, of Tosco.

          "Tosco Contract" shall have the meaning set forth in Section
4.1(j)(i).

          "Tosco Converted Option" shall have the meaning set forth in Section 3.2(a).

          "Tosco Disclosure Schedule" shall have the meaning set forth in
Section 4.1.

          "Tosco Employees" shall have the meaning set forth in Section 6.8(a).

          "Tosco Indebtedness" shall have the meaning set forth in Section 5.1(g)(ii).

          "Tosco Preferred Stock" shall have the meaning set forth in Section 4.1(b)(i).

          "Tosco Recommendation" shall have the meaning set forth in Section 6.1(b).

          "Tosco Right" means a preferred share purchase right issuable pursuant to the Tosco Rights Agreement.

          "Tosco Rights Agreement" means the Rights Agreement, dated as of November 19, 1998, between Tosco and BankBoston, N.A., as rights agent.

          "Tosco SEC Documents" shall have the meaning set forth in Section 4.1(e).

          "Tosco Stock Option" shall have the meaning set forth in Section
3.2(a).

          "Tosco Stock Plans" shall have the meaning set forth in Section 4.1(b)(i).

          "Tosco Stockholder Approval" shall have the meaning set forth in
Section 4.1(c)(i).

          "Tosco Stockholders Meeting" shall have the meaning set forth in
Section 4.1(c)(i).

          "Tosco Toprs" shall have the meaning set forth in Section 4.1(b)(i).

          "Tosco Termination Fee" means $250,000,000.

          "Voting Debt" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II

                                   THE MERGER

          2.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall be merged with and into Tosco, with Tosco as the surviving corporation in the Merger (the "Surviving Corporation"), and the separate existence of Merger Sub shall thereupon cease. As a result of the Merger, Tosco will become a wholly owned subsidiary of Phillips.

          2.2 Effective Time of the Merger. The Merger shall become effective as set forth in properly executed articles of merger duly filed with the Secretary of State of the State of Nevada (the "Nevada Articles of Merger"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 2.4. As used in this Agreement, the term "Effective Time" shall mean the date and time when the Merger becomes effective, as set forth in the Nevada Articles of Merger.

          2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Merger Sub and Tosco shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Tosco shall become the debts, liabilities and duties of the Surviving Corporation.

          2.4 Closing. Upon the terms and subject to the conditions set forth in
Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019 at 10:00 A.M. on the second Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

          2.5 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended in their entirety to read as the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law; provided, however, that the Articles of Incorporation of the Surviving Corporation shall provide that the Surviving Corporation shall be named "Tosco Corporation".

          2.6 By-Laws. The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

          2.7 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Tosco immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

                                   ARTICLE III

                            CONVERSION OF SECURITIES

          3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Tosco:

          (a) All shares of capital stock of Tosco that are held by Tosco as treasury stock or that are owned by Phillips immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

          (b) Subject to Sections 3.1(a) and 3.7, each outstanding share of Tosco Common Stock (together with any associated Tosco Rights) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.8 (the "Exchange Ratio") fully paid and nonassessable shares of Phillips Common Stock (the "Merger Consideration"). All of such shares of Phillips Common Stock shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. One preferred share purchase right issuable pursuant to the Rights Agreement, dated as of August 1, 1999, between Phillips and ChaseMellon Shareholder Services, L.L.C., as rights agent (the "Phillips Rights Agreement"), or any other purchase right issued in substitution thereof (the "Phillips Rights"), shall be issued together with and shall attach to each share of Phillips Common Stock issued pursuant to this Section 3.1(b), unless the Phillips Rights have been redeemed prior to the Effective Time. All shares of Tosco Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Tosco Common Stock (a "Tosco Certificate") shall thereafter cease to have any rights with respect to such shares of Tosco Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Tosco Common Stock become entitled all in accordance with this Article III upon the surrender of such Tosco Certificate.

          (c) If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Tosco Common Stock or Phillips Common Stock, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Tosco Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          3.2 Stock Options and Other Equity-Based Awards. (a) Each option to purchase Tosco Common Stock (a "Tosco Stock Option") granted under Tosco Stock Plans which is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Tosco Common Stock and shall be converted (as so converted, a "Tosco Converted Option"), at the Effective Time, into an option to purchase Phillips Common Stock (a "Phillips Stock Option"), on the same terms and conditions as were applicable under the Tosco Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Tosco Stock Plans, in any award agreement or in such option by reason of this Agreement or the transactions contemplated hereby). The number of shares of Phillips Common Stock subject to each such Phillips Stock Option shall be the number of shares of Tosco Common Stock subject to the Tosco Stock Option multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Phillips Common Stock, and such Phillips Stock Option shall have an exercise price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Tosco Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Tosco Stock Option to which Section 421 of the Code as of the Effective Time (after taking into account the effect of any accelerated vesting thereof) applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. Notwithstanding the foregoing, (i) with respect to each holder of a Tosco Stock Option whose employment with Tosco is terminated for any reason following the date hereof and prior to the Effective Time, Tosco may, in its sole discretion with the consent of such holder, elect to pay such holder in cancellation of such Tosco Stock Option, an amount of cash equal to (A) the excess (if any) of (x) the closing price of Tosco Common Stock on the NYSE (as reported on the NYSE Composite Tape) on the date of such termination (or if there is no such trading on the date of termination, on the most recent trading day prior to the date of termination) over (y) the per-share exercise price of such Tosco Stock Option times (B) the number of shares of Tosco Common Stock subject to such Tosco Stock Option immediately following such termination, subject to all required Tax withholding, and (ii) with respect to each holder of a Tosco Stock Option that is converted into a Phillips Stock Option in accordance with this Section 3.2 and whose employment with Tosco is terminated for any reason following the Effective Time and prior to the date six months after the Closing Date, Phillips may, in its sole discretion with the consent of such holder, elect to pay such holder in cancellation of such Phillips Stock Option, an amount of cash equal to (A) the excess (if any) of (x) the closing price of Phillips Common Stock on the NYSE (as reported on the NYSE Composite Tape) on the date of such termination (or if there is no such trading on the date of termination, on the most recent trading day prior to the date of termination) over (y) the per-share exercise price of such Phillips Stock Option times (B) the number of shares of Phillips Common Stock subject to such Phillips Stock Option immediately following such termination, subject to all required Tax withholding.

          (b) As soon as practicable after the Effective Time, Phillips shall deliver to the holders of Tosco Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Tosco Stock Plans and agreements evidencing the grants of such Tosco Stock Options and stating that such Tosco Stock Options and agreements have been assumed by Phillips and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger and the terms of the Tosco Stock Plans).

          (c) Prior to the Effective Time, Tosco shall take all necessary action for the adjustment of Tosco Converted Options under this Section 3.2. Phillips shall reserve for issuance a number of shares of Phillips Common Stock at least equal to the number of shares of Phillips Common Stock that will be subject to Tosco Converted Options. As soon as practicable following the Effective Time, Phillips shall file a registration statement on Form S-8 (or any successor, or if Form S-8 is not available, other appropriate, forms) with respect to the shares of Phillips Common Stock subject to Tosco Converted Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          3.3 Exchange Fund. Prior to the Effective Time, Phillips shall appoint Mellon Investor Services LLC, or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to Tosco, to act as exchange agent hereunder for the purpose of exchanging Tosco Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Phillips shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Tosco Common Stock, certificates representing the shares of Phillips Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Tosco Common Stock. Following the Effective Time, Phillips agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.5. Any cash and certificates representing Phillips Common Stock deposited with the Exchange Agent (including the proceeds from sales of Excess Shares in accordance with Section 3.7) shall hereinafter be referred to as the "Exchange Fund."

          3.4 Exchange Procedures. Promptly after the Effective Time, Phillips shall cause the Exchange Agent to mail to each holder of a Tosco Certificate (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Tosco Certificates shall pass, only upon proper delivery of the Tosco Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Phillips or Tosco may reasonably specify (such letter to be reasonably acceptable to Tosco and Phillips prior to the Effective Time) and (b) instructions for effecting the surrender of such Tosco Certificates in exchange for the Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Tosco Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Tosco Certificate shall be entitled to receive in exchange therefor (i) shares of Phillips Common Stock (which shall be in uncertificated book-entry form, unless a physical certificate is requested by such holder or is otherwise required by applicable law or regulation) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Tosco Common Stock then held by such holder) and (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Phillips Common Stock pursuant to
Section 3.7 and dividends and other distributions pursuant to Section 3.5. No interest will be paid or will accrue on any cash payable pursuant to Section 3.5 or Section 3.7. In the event of a transfer of ownership of Tosco Common Stock that is not registered in the transfer records of Tosco, one or more shares of Phillips Common Stock evidencing, in the aggregate, the proper number of shares of Phillips Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Phillips Common Stock pursuant to Section 3.7 and any dividends or other distributions to which such holder is entitled pursuant to
Section 3.5, may be issued with respect to such Tosco Common Stock to such a transferee if the Tosco Certificate representing such shares of Tosco Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          3.5 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Tosco Certificate with respect to the shares of Phillips Common Stock that such holder would be entitled to receive upon surrender of such Tosco Certificate, and no cash payment in lieu of fractional shares of Phillips Common Stock shall be paid to any such holder pursuant to
Section 3.7 until such holder shall surrender such Tosco Certificate in accordance with Section 3.4. Subject to the effect of applicable laws, following surrender of any such Tosco Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Phillips Common Stock to which such holder is entitled pursuant to Section 3.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Phillips Common Stock and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Phillips Common Stock.

          3.6 No Further Ownership Rights in Tosco Common Stock. All shares of Phillips Common Stock issued and cash paid upon conversion of shares of Tosco Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.5 or 3.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Tosco Common Stock.

          3.7 No Fractional Shares of Phillips Common Stock. No certificates or scrip or shares of Phillips Common Stock representing fractional shares of Phillips Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Tosco Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Phillips or a holder of shares of Phillips Common Stock. In lieu of any such fractional share, each holder of shares of Tosco Common Stock who would otherwise have been entitled to a fraction of a share of Phillips Common Stock upon surrender of Tosco Certificates (determined after taking into account all Tosco Certificates delivered by such holder) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Phillips Common Stock issued pursuant to this Section 3.7. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Phillips Common Stock delivered to the Exchange Agent by Phillips over (ii) the aggregate number of full shares of Phillips Common Stock to be distributed to holders of Tosco Common Stock (such excess, the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Tosco Common Stock, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares shall reduce, but not below zero, the amount of cash paid to holders in respect of fractional shares. Until the net proceeds of such sale have been distributed to the former holders of Tosco Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Tosco Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders of Tosco Common Stock.

          3.8 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Tosco Certificates one year after the Effective Time shall, at Phillips's request, be delivered to Phillips or otherwise on the instruction of Phillips, and any holders of Tosco Certificates who have not theretofore complied with this Article III shall after such delivery look only to Phillips for the Merger Consideration with respect to the shares of Tosco Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 3.1 and 3.4, any cash in lieu of fractional shares of Phillips Common Stock to which such holders are entitled pursuant to
Section 3.7 and any dividends or distributions with respect to shares of Phillips Common Stock to which such holders are entitled pursuant to Section
3.5. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Tosco Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Phillips free and clear of any claims or interest of any Person previously entitled thereto.

          3.9 No Liability. None of Phillips, Merger Sub, Tosco or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          3.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Phillips on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Tosco stockholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Phillips.

          3.11 Lost Certificates. If any Tosco Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Tosco Certificate to be lost, stolen or destroyed and, if required by Phillips, the posting by such Person of a bond in such reasonable amount as Phillips may direct as indemnity against any claim that may be made against it with respect to such Tosco Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Tosco Certificate the Merger Consideration with respect to the shares of Tosco Common Stock formerly represented thereby, any cash in lieu of fractional shares of Phillips Common Stock, and unpaid dividends and distributions on shares of Phillips Common Stock deliverable in respect thereof, pursuant to this Agreement.

          3.12 Withholding Rights. Phillips shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Phillips, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Phillips.

          3.13 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, Merger Sub or Tosco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, Merger Sub or Tosco, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Phillips or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          3.14 Stock Transfer Books. The stock transfer books of Tosco shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Tosco Common Stock thereafter on the records of Tosco. On or after the Effective Time, any Tosco Certificates presented to the Exchange Agent, Phillips or the Surviving Corporation for any reason shall be converted into the right to receive the Tosco Merger Consideration with respect to the shares of Tosco Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Phillips Common Stock to which the holders thereof are entitled pursuant to Section 3.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.5).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of Tosco. Except as disclosed in the Tosco disclosure schedule delivered to Phillips concurrently herewith (the "Tosco Disclosure Schedule") or in the Tosco SEC Documents, Tosco hereby represents and warrants to Phillips as follows:

          (a) Corporate Organization. (i) Tosco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Tosco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Tosco. True and complete copies of the Amended and Restated Articles of Incorporation and By-Laws of Tosco, as in effect as of the date of this Agreement, have previously been made available by Tosco to Phillips.

               (ii) Each Subsidiary of Tosco (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Tosco, and
(C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          (b) Capitalization. (i) The authorized capital stock of Tosco consists of (A) 250,000,000 shares of Tosco Common Stock (each of which includes one Tosco Right), of which, as of January 31, 2001, 144,896,342 shares were issued and outstanding and 32,927,172 shares were held in treasury and (B) 12,000,000 shares of preferred stock, par value $.01 per share, of Tosco ("Tosco Preferred Stock," together with the Tosco Common Stock, the "Tosco Capital Stock"), of which no shares are issued and outstanding. From January 31, 2001 to the date of this Agreement, no shares of Tosco Capital Stock have been issued except pursuant to employee and director stock plans of Tosco in effect as of the date hereof (the "Tosco Stock Plans"). As of the date of this Agreement, except pursuant to the terms of options, stock and restricted units issued pursuant to Tosco Stock Plans, pursuant to the 5 3/4% convertible junior subordinated debentures of Tosco and the 5 3/4% convertible preferred securities of Tosco Financing Trust (together, the "Tosco Toprs") and pursuant to the Tosco Rights, Tosco does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Tosco Capital Stock or any other equity securities of Tosco or any securities of Tosco representing the right to purchase or otherwise receive any shares of Tosco Capital Stock. As of January 31, 2001, no shares of Tosco Capital Stock were reserved for issuance, except for 9,010,474 shares of Tosco Common Stock reserved for issuance upon the exercise of stock options pursuant to the Tosco Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Tosco 1999 10-K, 9,113,940 shares of Tosco Common Stock reserved for issuance upon conversion of the Tosco Toprs and 2,500,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with the Tosco Rights Agreement. Tosco has no Voting Debt issued or outstanding.

               (ii) Except for immaterial amounts of directors' qualifying shares in foreign Subsidiaries of Tosco, Tosco owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Tosco, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Tosco has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b)(ii) of the Tosco Disclosure Schedule sets forth a list of each material investment of Tosco in any corporation, joint venture, partnership, limited liability company or other entity other than its Subsidiaries, which would be considered a Significant Subsidiary if such investment constituted control of such entity (each a "Non-Subsidiary Affiliate").

          (c) Authority; No Violation. (i) Tosco has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Tosco. The Board of Directors of Tosco has directed that this Agreement be submitted to Tosco stockholders for approval at a meeting of Tosco stockholders for the purpose of approving the Merger and this Agreement (the "Tosco Stockholders Meeting"), and, except for the approval of the Merger and of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Tosco Common Stock (the "Tosco Stockholder Approval"), no other corporate proceedings on the part of Tosco are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tosco and (assuming due authorization, execution and delivery by Phillips and Merger Sub) constitutes a valid and binding obligation of Tosco, enforceable against Tosco in accordance with its terms.

               (ii) Neither the execution and delivery of this Agreement by Tosco, nor the consummation by Tosco of the transactions contemplated hereby, nor compliance by Tosco with any of the terms or provisions hereof, will (A) violate any provision of the Amended and Restated Articles of Incorporation or By-Laws of Tosco, or (B) assuming that the consents and approvals referred to in
Section 4.1(d) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Tosco, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Tosco, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Tosco, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Tosco or the Surviving Corporation.

          (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filing of any other required applications or notices with any state or foreign agencies and approval of such applications and notices (the "Other Approvals"), (iii) the filing with the SEC of a joint proxy statement/prospectus relating to the matters to be submitted to Phillips's stockholders at the Phillips Stockholders Meeting and the matters to be submitted to Tosco's stockholders at the Tosco Stockholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of Phillips Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"), (iv) the filing of the Nevada Articles of Merger, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE,
(vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Phillips Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to the foregoing clauses
(ii) though (vi) being referred to as "Necessary Consents") and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Tosco, no consents or approvals of or filings or registrations with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "Governmental Entity") are necessary in connection with (A) the execution and delivery by Tosco of this Agreement and (B) the consummation by Tosco of the transactions contemplated by this Agreement.

          (e) Financial Reports and SEC Documents. The Tosco 1999 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Tosco or any of its Subsidiaries subsequent to December 31, 1997 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed (collectively, the "Tosco SEC Documents"), with the SEC, (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Tosco SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Tosco SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (f) Absence of Undisclosed Liabilities. Except as disclosed in the unaudited financial statements (or notes thereto) included in the Tosco 10-Q, neither Tosco nor any of its Subsidiaries had at September 30, 2000, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which (i) are accrued or reserved against in the financial statements in the Tosco 10-Q or reflected in the notes thereto or (ii) were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected to have a Material Adverse Effect on Tosco, or
(ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of Tosco and its Subsidiaries prepared in accordance with GAAP consistently applied.

          (g) Absence of Certain Changes or Events. (i) Since September 30, 2000, no event or events have occurred that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Tosco.

               (ii) Since September 30, 2000, Tosco and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

               (iii) Since September 30, 2000, neither Tosco nor any of its Subsidiaries has (A) except for such actions as were in the ordinary course of business or except as required by applicable law, (I) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 1999, or (II) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, to any executive officer or director or (B) suffered any strike, work stoppage, slowdown, or other labor disturbance which would be reasonably be expected to have, (in the case of clause (A) or (B) above) either individually or in the aggregate, a Material Adverse Effect on Tosco.

               (iv) Since September 30, 2000, Tosco has not declared any dividends on Tosco Common Stock other than its regular quarterly dividends.

          (h) Legal Proceedings. There is no suit, action or proceeding or investigation pending or, to the knowledge of Tosco, threatened, against or affecting Tosco or any of its Subsidiaries or, to the knowledge of Tosco, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tosco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Tosco or its Subsidiaries having, or which would reasonably be expected to have, any such effect.

          (i) Compliance with Applicable Law. Tosco and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Tosco or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tosco.

          (j) Contracts. (i) Neither Tosco nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Phillips, Tosco, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Tosco SEC Documents, or (D) which materially restricts the conduct of any line of business by Tosco or upon consummation of the Merger will materially restrict the ability of Phillips or the Surviving Corporation to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.1(j), whether or not set forth in the Tosco Disclosure Schedule or in the Tosco SEC Documents, is referred to herein as a "Tosco Contract" (for purposes of clarification, each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, whether or not filed with the SEC, is a Tosco Contract).

               (ii) (A) Each Tosco Contract is valid and binding on Tosco and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) Tosco and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Tosco Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Tosco, and (C) neither Tosco nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Tosco or any of its Subsidiaries under any such Tosco Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Tosco.

          (k) Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, on Tosco, any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including CERCLA, pending or, to the knowledge of Tosco, threatened against Tosco, which liability or obligation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tosco. To the knowledge of Tosco, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tosco. Tosco is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tosco.

          (l) Employee Benefit Plans; Labor Matters. (i) There does not now exist, and to the knowledge of Tosco, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Tosco or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tosco. No Tosco Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

               (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Tosco, (A) each of the Tosco Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and
(B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of Tosco, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Tosco Benefit Plans, any fiduciaries thereof with respect to their duties to the Tosco Benefit Plans or the assets of any of the trusts under any of the Tosco Benefit Plans which could reasonably be expected to result in any material liability of Tosco or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Tosco Benefit Plan, any participant in a Tosco Benefit Plan, or any other party.

               (iii) Neither Tosco nor any Subsidiary of Tosco is a party to any collective bargaining or other labor union contract applicable to persons employed by Tosco or any Subsidiary of Tosco, and no collective bargaining agreement or other labor union contract is being negotiated by Tosco or any Subsidiary of Tosco. Except as would not reasonably be expected to have a Material Adverse Effect on Tosco, (x) there is no labor dispute, strike, slowdown or work stoppage against Tosco or any Subsidiary of Tosco pending or, to the knowledge of Tosco, threatened against Tosco or any Subsidiary of Tosco and (y) no unfair labor practice or labor charge or complaint has occurred with respect to Tosco or any Subsidiary of Tosco.

               (iv) Section 4.1(l)(iv) of the Tosco Disclosure Schedule sets forth (x) an accurate and complete list of each Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Tosco or any of its Subsidiaries, or could limit the right of Tosco or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust or any material employment agreement or related trust, (y) a reasonable good faith estimate of the maximum amount of the severance benefits that could become payable to officers of Tosco if their employment were terminated at the Effective Time, and (z) a reasonable good faith estimate of the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by Tosco and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (m) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on Tosco, (i) Tosco and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the knowledge of Tosco, the use of Intellectual Property by Tosco and its Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which Tosco acquired the right to use such Intellectual Property, (iii) to the knowledge of Tosco, no third party is challenging, infringing on or otherwise violating any right of Tosco in the Intellectual Property, (iv) neither Tosco nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of Tosco's and its Subsidiaries' business as it is currently conducted, and (v) to the knowledge of Tosco, no Intellectual Property is being used or enforced by Tosco or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of Tosco's and its Subsidiaries' business as it is currently conducted.

          (n) State Takeover Laws; Rights Plan. (i) The Board of Directors of Tosco has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

               (ii) Tosco has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any person to exercise any Tosco Rights under the Tosco Rights Agreement or enable or require the Tosco Rights to separate from the shares of Tosco Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Tosco Rights Agreement) has occurred.

          (o) Opinion of Financial Advisor. Tosco has received the opinion of Merrill Lynch & Co., dated the date hereof, to the effect that the Merger Consideration to be received by holders of Tosco Common Stock in the Merger is fair to such stockholders from a financial point of view.

          (p) Board Approval. The Board of Directors of Tosco, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Tosco, (ii) adopted this Agreement and (iii) recommended that the plan of merger contained in this Agreement and the transactions contemplated hereby be approved by the holders of Tosco Common Stock.

          (q) Broker's Fees. Neither Tosco nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Merrill Lynch & Co.

          (r) Taxes. (i) Each of Tosco and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Tosco. Tosco and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Tosco. There are no pending or, to the knowledge of Tosco, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Tosco or any Subsidiary of Tosco, except for those which would not reasonably be expected to have a Material Adverse Effect on Tosco. There are no liens for Taxes upon the assets of Tosco or any Subsidiary of Tosco, other than liens for current Taxes not yet due, liens for Taxes that are being contested in good faith by appropriate proceedings, and liens for Taxes which would not reasonably be expected to have a Material Adverse Effect on Tosco. Neither Tosco nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year which have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Tosco. The consolidated federal income Tax Returns of Tosco have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1992. Neither Tosco nor any of its Subsidiaries has any liability for Taxes of any Person (other than Tosco and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Tosco. Neither Tosco nor any Subsidiary of Tosco is a party to any agreement (with any Person other than Tosco and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Tosco.

               (ii) Tosco has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger.

          (s) Reorganization under the Code. As of the date of this Agreement, neither Tosco nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (t) Form S-4; Joint Proxy Statement/Prospectus. None of the information to be supplied by Tosco or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Phillips Stockholders Meeting and the Tosco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Tosco with respect to information supplied by Phillips or Merger Sub for inclusion therein.

          4.2 Representations and Warranties of Phillips. Except as disclosed in the Phillips disclosure schedule delivered to Tosco concurrently herewith (the "Phillips Disclosure Schedule") or in the Phillips SEC Documents, Phillips hereby represents and warrants to Tosco as follows:

          (a) Corporate Organization. (i) Phillips is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Phillips has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Phillips. True and complete copies of the Certificate of Incorporation and By-Laws of Phillips, as in effect as of the date of this Agreement, have previously been made available by Phillips to Tosco.

               (ii) Each Subsidiary of Phillips (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Phillips and
(C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

               (iii) Merger Sub was formed by Phillips solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement.

          (b) Capitalization. (i) The authorized capital stock of Phillips consists of (A) 500,000,000 shares of Phillips Common Stock (each of which includes one Phillips Right), of which, as of January 31, 2001, 283,273,912 shares were issued and outstanding and 23,106,599 shares were held in treasury and (B) 300,000,000 shares of preferred stock, par value $1.00 per share, of Phillips (the "Phillips Preferred Stock," together with the Phillips Common Stock, the "Phillips Capital Stock"), of which no shares are issued and outstanding. From January 31, 2001 to the date of this Agreement, no shares of Phillips Capital Stock have been issued except pursuant to employee and director stock plans of Phillips in effect as of the date hereof (the "Phillips Stock Plans"). All of the issued and outstanding shares of Phillips Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Phillips Stock Plans and pursuant to the Phillips Rights, Phillips does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Phillips Capital Stock or any other equity securities of Phillips or any securities representing the right to purchase or otherwise receive any shares of Phillips Capital Stock. As of January 31, 2001, no shares of Phillips Capital Stock were reserved for issuance, except for 15,783,456 shares of Phillips Common Stock reserved for issuance upon the exercise of stock options pursuant to the Phillips Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Phillips 1999 10-K and 5,000,000 shares of Series B Junior Participating Preferred Stock reserved for issuance in connection with the Phillips Rights Agreement. Phillips has no Voting Debt issued or outstanding.

               (ii) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable, and are owned by Phillips free and clear of any Liens.

               (iii) Except for immaterial amounts of directors' qualifying shares in foreign Subsidiaries of Phillips, Phillips owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Phillips, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Phillips has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b)(iii) of the Phillips Disclosure Schedule sets forth a list of each material investment of Phillips in any Non-Subsidiary Affiliate.

          (c) Authority; No Violation. (i) Each of Phillips and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Phillips and Merger Sub. Phillips, as sole stockholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby. The Board of Directors of Phillips has directed that the issuance of Phillips Common Stock pursuant to this Agreement be submitted to Phillips stockholders for approval at a meeting of Phillips stockholders (the "Phillips Stockholders Meeting"), and, except for the approval of the issuance of Phillips Common Stock in the Merger by majority vote at a meeting of Phillips's stockholders at which a quorum is present (the "Phillips Stockholder Approval"), no other corporate proceedings on the part of Phillips or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Phillips and Merger Sub and (assuming due authorization, execution and delivery by Tosco) constitutes a valid and binding obligation of Phillips and Merger Sub, enforceable against Phillips and Merger Sub in accordance with its terms.

               (ii) Neither the execution and delivery of this Agreement by Phillips and Merger Sub, nor the consummation by Phillips and Merger Sub of the transactions contemplated hereby, nor compliance by Phillips and Merger Sub with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Incorporation or By-Laws of Phillips or the Articles of Incorporation or By-Laws of Merger Sub or (B) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Phillips or Merger Sub, any of their Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Phillips or Merger Sub, any of their Subsidiaries or Non-Subsidiary Affiliates under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Phillips or Merger Sub, any of their Subsidiaries or their Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Phillips.

          (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the Other Approvals, (iii) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Form S-4,
(iv) the filing of the Nevada Articles of Merger, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Phillips Common Stock pursuant to this Agreement and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Phillips, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by each of Phillips and Merger Sub of this Agreement and (B) the consummation by each of Phillips and Merger Sub of the transactions contemplated by this Agreement.

          (e) Financial Reports and SEC Documents. The Phillips 1999 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Phillips or any of its Subsidiaries subsequent to December 31, 1998 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Phillips SEC Documents"), with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Phillips SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Phillips SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (f) Absence of Undisclosed Liabilities. Except as disclosed in the unaudited financial statements (or notes thereto) included in the Phillips 10-Q, neither Phillips nor any of its Subsidiaries had at September 30, 2000, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which (i) are accrued or reserved against in the financial statements in the Phillips 10-Q or reflected in the notes thereto or (ii) were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected to have a Material Adverse Effect on Phillips, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of Phillips and its Subsidiaries prepared in accordance with GAAP consistently applied.

          (g) Absence of Certain Changes or Events. (i) Since September 30, 2000, no event or events have occurred that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Phillips.

               (i) Since September 30, 2000, Phillips and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

               (ii) Since September 30, 2000, neither Phillips nor any of its Subsidiaries has (A) except for such actions as were in the ordinary course of business or except as required by applicable law, (I) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 1999, or (II) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, to any executive officer or director or (B) suffered any strike, work stoppage, slowdown, or other labor disturbance which would be reasonably be expected to have, (in the case of clause (A) or (B) above) either individually or in the aggregate, a Material Adverse Effect on Phillips.

               (iii) Since September 30, 2000, Phillips has not declared any dividends on Phillips Common Stock other than its regular quarterly dividends.

          (h) Legal Proceedings. There is no suit, action or proceeding or investigation pending or, to the knowledge of Phillips, threatened, against or affecting Phillips or any of its Subsidiaries or, to the knowledge of Phillips, any basis for any such suit, action, proceeding or investigation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Phillips or its Subsidiaries having, or which would reasonably be expected to have, any such effect.

          (i) Compliance with Applicable Law. Phillips and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Phillips or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips.

          (j) Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, on Phillips, any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including CERCLA, pending or threatened against Phillips, which liability or obligation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Phillips. To the knowledge of Phillips, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Phillips. Phillips is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Phillips.

          (k) Employee Benefit Plans; Labor Matters. (i) There does not now exist, and to the knowledge of Phillips, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Phillips or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Phillips.

               (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Phillips, (A) each of the Phillips Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of Phillips, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Phillips Benefit Plans, any fiduciaries thereof with respect to their duties to the Phillips Benefit Plans or the assets of any of the trusts under any of the Phillips Benefit Plans which could reasonably be expected to result in any material liability of Phillips or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Phillips Benefit Plan, any participant in a Phillips Benefit Plan, or any other party.

               (iii) Except as would not reasonably be expected to have a Material Adverse Effect on Phillips, (x) there is no labor dispute, strike, slowdown or work stoppage against Phillips or any Subsidiary of Phillips pending or, to the knowledge of Phillips, threatened against Phillips or any Subsidiary of Phillips and (y) no unfair labor practice or labor charge or complaint has occurred with respect to Phillips or any Subsidiary of Phillips.

          (l) State Takeover Laws. (i) The Board of Directors of Phillips has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

          (m) Opinion of Financial Advisor. Phillips has received the opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that the Exchange Ratio is fair to Phillips from a financial point of view.

          (n) Board Approval. The Board of Directors of Phillips, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Phillips,
(ii) approved and adopted this Agreement and (iii) recommended that the issuance of Phillips Common Stock pursuant to this Agreement be approved by the holders of Phillips Common Stock.

          (o) Broker's Fees. Neither Phillips, Merger Sub nor any of their Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Morgan Stanley & Co. Incorporated.

          (p) Taxes. Each of Phillips and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Phillips. Phillips and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Phillips. There are no pending or, to the knowledge of Phillips, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Phillips or any Subsidiary of Phillips, except for those which would not reasonably be expected to have a Material Adverse Effect on Phillips. There are no liens for Taxes upon the assets of Phillips or any Subsidiary of Phillips, other than liens for current Taxes not yet due, liens for Taxes that are being contested in good faith by appropriate proceedings, and liens for Taxes which would not reasonably be expected to have a Material Adverse Effect on Phillips. Neither Phillips nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year which have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Phillips. The consolidated federal income Tax Returns of Phillips have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1995. Neither Phillips nor any of its Subsidiaries has any liability for Taxes of any Person (other than Phillips and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any comparable provision of state, local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Phillips. Neither Phillips nor any Subsidiary of Phillips is a party to any agreement (with any Person other than Phillips and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Phillips.

          (q) Reorganization under the Code. As of the date of this Agreement, neither Phillips nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (r) Form S-4; Joint Proxy Statement/Prospectus. None of the information to be supplied by Phillips or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Phillips Stockholders Meeting and the Tosco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Phillips or Merger Sub with respect to information supplied by Tosco for inclusion therein.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          5.1 Covenants of Tosco. During the period from the date of this Agreement and continuing until the Effective Time, Tosco agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.1 (including its subsections) of the Tosco Disclosure Schedule):

          (a) Ordinary Course. (i) Tosco and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use its reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

               (ii) Tosco shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice or contemplated by the 2001 capital budget approved by the Tosco Board of Directors and previously disclosed to Phillips.

          (b) Dividends; Changes in Share Capital. Tosco shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (x) the declaration and payment of regular quarterly cash dividends not in excess of $0.08 per share of Tosco Common Stock (subject to increase of up to $0.01 per share per year in accordance with past practices) with usual record and payment dates for such dividends in accordance with past dividend practice, (y) the payment of accrued amounts on any Tosco Toprs pursuant to the terms of, and in connection with the redemption of, such Tosco Toprs and (z) the declaration and payment of regular dividends from a Subsidiary of Tosco to Tosco or to another Subsidiary of Tosco in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Tosco which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for the redemption of the Tosco Toprs or the purchase from time to time by Tosco of Tosco Common Stock (and the associated Tosco Rights) in connection with the Tosco Benefit Plans in the ordinary course of business consistent with past practice.

          (c) Issuance of Securities. Tosco shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Tosco Common Stock (and the associated Tosco Rights) upon the exercise of Tosco Stock Options in accordance with their present terms or pursuant to Tosco Stock Options or other stock-based awards granted pursuant to clause (ii) below or the issuance of Tosco Common Stock on conversion of Tosco Toprs, (ii) the granting of Tosco Stock Options or other stock-based awards of or to acquire shares of Tosco Common Stock granted under Tosco Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances, sales or deliveries by a wholly-owned Subsidiary of Tosco of capital stock to such Subsidiary's parent or another wholly-owned Subsidiary of Tosco, (iv) pursuant to acquisitions and investments as disclosed in Section 5.1(e) or 5.1(g) of the Tosco Disclosure Schedule or the financings therefor or (v) issuances in accordance with the Tosco Rights Agreement.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, Tosco shall not amend or propose to so amend its articles of incorporation or by-laws.

          (e) No Acquisitions. Other than acquisitions in the ordinary course of business consistent with past practice, Tosco shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Tosco and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor).

          (f) No Dispositions. Other than dispositions referred to in the Tosco SEC Documents filed prior to the date of this Agreement, Tosco shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Tosco) other than in the ordinary course of business consistent with past practice.

          (g) Investments; Indebtedness. Tosco shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by Tosco or a Subsidiary of Tosco to or in Tosco or any Subsidiary of Tosco, (y) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Tosco and its Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause
(y) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or
(ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Tosco or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing (collectively, "Tosco Indebtedness").

          (h) Tax-Free Qualification. Tosco shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (i) Compensation. Except (x) as required by law or by the terms of any collective bargaining agreement or other agreement currently in effect between Tosco or any Subsidiary of Tosco and any director, officer or employee thereof or (y) in the ordinary course of business consistent with past practice, Tosco shall not increase the amount of compensation of, or pay any severance to, any director, officer or key employee of Tosco or any material Subsidiary or business unit of Tosco, or make any increase in or commitment to increase any employee benefits, grant any additional Tosco Stock Options, adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Tosco Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans. Any option granted or committed to be granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

          (j) Accounting Methods; Tax Elections. Except as disclosed in Tosco SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Tosco shall not change in any material respect its methods of accounting in effect at September 30, 2000, except as required by changes in GAAP as concurred in by Tosco's independent public accountants. Tosco shall not
(i) change its fiscal year or (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tosco.

          (k) Certain Actions. Tosco and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

          (l) No Related Actions. Tosco shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

          5.2 Covenants of Phillips. During the period from the date of this Agreement and continuing until the Effective Time, Phillips agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.2 (including its subsections) of the Phillips Disclosure Schedule):

          (a) Ordinary Course. (i) Phillips and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

               (ii) Phillips shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business or dispose of any material line of business.

          (b) Dividends; Changes in Share Capital. Phillips shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (x) the declaration and payment of regular quarterly cash dividends with usual record and payment dates for such dividends in accordance with past dividend practice and (y) the declaration and payment of regular dividends from a Subsidiary of Phillips to Phillips or to another Subsidiary of Phillips in accordance with past dividend practice or (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Phillips which remains a wholly owned Subsidiary after consummation of such transaction.

          (c) Governing Documents. Except (i) to the extent required to comply with their respective obligations hereunder or with applicable law or (ii) to increase the number of shares of common stock authorized by its certificate of incorporation, Phillips and Merger Sub shall not amend or propose to so amend their respective certificate or articles of incorporation or by-laws.

          (d) No Acquisitions. Other than acquisitions in the ordinary course of business consistent with past practice, Phillips shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Phillips and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor), unless such transaction could not reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement.

          (e) Tax-Free Qualification. Phillips shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (f) Certain Actions. Phillips and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

          (g) No Related Actions. Phillips shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

          5.3 Governmental Filings. Tosco and Phillips shall (A) confer on a reasonable basis with each other and (B) report to each other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Tosco and Phillips shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other and (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

          5.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Tosco, directly or indirectly, the right to control or direct Phillips's operations or give Phillips, directly or indirectly, the right to control or direct Tosco's operations prior to the Effective Time. Prior to the Effective Time, each of Tosco and Phillips shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.1 Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, Phillips and Tosco shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus and Phillips shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Phillips's prospectus. Each of Phillips and Tosco shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Phillips and Tosco shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Phillips and Tosco, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Phillips, in connection with a Change in the Phillips Recommendation, and Tosco, in connection with a Change in the Tosco Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. Phillips will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Phillips stockholders, and Tosco will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Tosco stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Phillips Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to Phillips or Tosco, or any of their respective affiliates, officers or directors, is discovered by Phillips or Tosco and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Phillips and Tosco.

          (b) Tosco shall duly take all lawful action to call, give notice of, convene and hold the Tosco Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Phillips and Tosco for the purpose of obtaining the Tosco Stockholder Approval and shall take all lawful action to solicit the Tosco Stockholder Approval. The Board of Directors of Tosco shall recommend the approval of the plan of merger contained in this Agreement by the stockholders of Tosco to the effect as set forth in Section 4.1(p) (the "Tosco Recommendation"), and shall not, unless Phillips makes a Change in the Phillips Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Phillips such recommendation or (y) take any action or make any statement in connection with the Tosco Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Tosco Recommendation"); provided, however, that the Board of Directors of Tosco may make a Change in the Tosco Recommendation pursuant to Section 6.5 hereof.

          (c) Phillips shall duly take all lawful action to call, give notice of, convene and hold the Phillips Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Phillips and Tosco for the purpose of obtaining the Phillips Stockholder Approval and shall take all lawful action to solicit the Phillips Stockholder Approval. The Board of Directors of Phillips shall recommend the approval of issuance of Phillips Common Stock in the Merger by the stockholders of Phillips (the "Phillips Recommendation"), and shall not, unless Tosco makes a Change in the Tosco Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Tosco such recommendation or (y) take any action or make any statement in connection with the Phillips Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Phillips Recommendation"); provided, however, that the Board of Directors of Phillips may make a Change in the Phillips Recommendation pursuant to Section
6.5 hereof.

          6.2 Phillips Board of Directors and Officers; RM&T Headquarters. (a) At the Effective Time, Phillips shall take all requisite action to (i) expand its Board of Directors by one member and (ii) cause Thomas D. O'Malley to be appointed to its Board of Directors.

          (b) Immediately following the Effective Time, Phillips shall take all requisite action to appoint Thomas D. O'Malley to serve, at the discretion of the Board of Directors and the Chief Executive Officer of Phillips, as Vice Chairman of Phillips and head of Phillips's refining, marketing and transportation division, with primary responsibility for assisting in (x) the orderly integration of Tosco's operations with Phillips's refining, marketing and transportation operations during the transition period and (y) the establishment of a management team for the integrated refining, marketing and transportation operations drawing from the best employees of each of Phillips and Tosco. Immediately following the Effective Time, Phillips shall enter into an employment agreement with Thomas D. O'Malley substantially on the terms set forth in the letter dated February 4, 2001 from Mr. O'Malley to Phillips.

          (c) As soon as practicable following the Effective Time, the executive headquarters for the combined refining, marketing and transportation operations of both the Surviving Corporation and Phillips shall be in the Phoenix, Arizona area.

          6.3 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws or the HSR Act, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that
(i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. The parties will hold any information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreement dated February 2, 2001, between Tosco and Phillips (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either Phillips or Tosco shall not affect the representations and warranties of the other.

          6.4 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each of Phillips and Tosco agrees (i) to make, as promptly as practicable, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (B) appropriate filings with the European Commission, if required, in accordance with applicable competition, merger control, antitrust, investment or similar laws, and (C) all other necessary filings with other Governmental Entities relating to the Merger, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Phillips nor Tosco nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any imitation that could reasonably be expected to have a Material Adverse Effect on Phillips or Tosco or to substantially impair the benefits to Phillips expected, as of the date hereof, to be realized from consummation of the Merger, and neither Phillips or Tosco shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

          (b) Each of Tosco and Phillips shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any regulatory law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of Tosco and Phillips shall cooperate in all respects with each other and use its respective reasonable best efforts, including, subject to Section 6.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Phillips, Tosco or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied with its obligations under this
Section 6.4.

          (d) Each of Phillips and Tosco and their respective Boards of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

          6.5 Acquisition Proposals. (a) Each of Phillips and Tosco agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries, or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or the voting power of any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by any other party to this Agreement or an Affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

          (b) Notwithstanding anything in this Agreement to the contrary, each of Phillips and Tosco (and their respective Boards of Directors) shall be permitted to (A) comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (to the extent applicable),
(B) effect a Change in the Phillips Recommendation or a Change in the Tosco Recommendation, as the case may be, or (C) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B) or (C), (I) in the case of Phillips, the Phillips Stockholders Meeting shall not have occurred, or in the case of Tosco, the Tosco Stockholders Meeting shall not have occurred, (II)
(x) in the case of clause (B) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and (y) in the case of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could constitute a Superior Proposal, (III) in the case of clause (B) or (C) above, its Board of Directors, after consultation with outside counsel, determines in good faith that there is a reasonable probability that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (IV) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel, provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provision, or omits restrictive provisions, contained in the Confidentiality Agreement, then the Confidentiality Agreement will be deemed to be amended to contain only such less restrictive provisions or to omit such restrictive provisions, as the case may be, and (V) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Phillips and Tosco agrees that it will promptly keep each other reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer. Each of Phillips and Tosco agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than the parties to this Agreement) conducted heretofore with respect to any Acquisition Proposal. Each of Phillips and Tosco agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5. Nothing in this Section 6.5 shall
(x) permit Phillips or Tosco to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect or limit any other obligation of Phillips or Tosco under this Agreement.

          6.6 Fees and Expenses. Subject to Section 8.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, which shall be shared equally by Phillips and Tosco. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns.

          6.7 Directors' and Officers' Indemnification and Insurance. Following the Effective Time, Phillips shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Tosco and its Subsidiaries (in all of their capacities) (A) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Tosco pursuant to Tosco's Amended and Restated Articles of Incorporation, By-laws and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Tosco and its Subsidiaries and (B) without limitation to clause (A), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) articles of incorporation and by-laws for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Amended and Restated Articles of Incorporation and By-laws of Tosco and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Tosco (provided that Phillips (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Phillips be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Tosco for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Phillips shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Phillips under this
Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7).

          6.8 Employee Benefits. (a) Phillips agrees that, from and after the Effective Time, Phillips and its Subsidiaries shall assume and honor all Tosco Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. For a period of not less than one year following the Effective Time, Phillips shall provide, or shall cause to be provided, to individuals who are employees of the Tosco and its Subsidiaries immediately before the Effective Time and who continue to be employed by Phillips and its Subsidiaries after the Effective Time (the "Tosco Employees") compensation and employee benefits that are, in the aggregate, not less favorable than those provided to Tosco Employees immediately before the Effective Time, as disclosed by Tosco to Phillips before the date of this Agreement. The foregoing shall not be construed to prevent the termination of employment of any Tosco Employee or the amendment or termination of any particular Tosco Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time; provided, however, that at the option of an affected Tosco Employee (up to a total of fifteen Tosco Employees), any split dollar life insurance policies shall be continued.

          (b) For all purposes under the employee benefit plans of Phillips and its Subsidiaries providing benefits to any Tosco Employees after the Effective Time (the "New Plans"), each Tosco Employee shall be credited with his or her years of service with Tosco and its Subsidiaries and predecessor employers before the Effective Time, to the same extent as such Tosco Employee was entitled, before the Effective Time, to credit for such service under any similar Tosco Benefit Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Tosco Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Tosco Benefit Plan in which such Tosco Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Tosco Employee, Phillips shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Phillips shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          6.9 Public Announcements. Phillips and Tosco shall use reasonable best efforts to develop a joint communications plan and each shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither Phillips nor Tosco shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

          6.10 Listing of Shares of Phillips Common Stock. Phillips shall use its reasonable best efforts to cause the shares of Phillips Common Stock to be issued in the Merger and the shares of Phillips Common Stock to be reserved for issuance upon exercise of the Tosco Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          6.11 Rights Agreements. (a) The Board of Directors of Phillips shall take all action to the extent necessary (including amending the Phillips Rights Agreement) in order to render the Phillips Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

          (b) The Board of Directors of Tosco shall take all action to the extent necessary (including amending the Tosco Rights Agreement) in order to render the Tosco Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of Tosco shall not, without the prior written consent of Phillips, (i) amend the Tosco Rights Agreement or (ii) take any action with respect to, or make any determination under, the Tosco Rights Agreement, including a redemption of the Tosco Rights, in each case in order to facilitate any Acquisition Proposal with respect to Tosco.

          6.12 Affiliates. Not less than 45 days prior to the date of the Tosco Stockholders Meeting, Tosco shall deliver to Phillips a letter identifying all persons who, in the judgment of Tosco, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Tosco, "affiliates" of Tosco for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Tosco shall use reasonable best efforts to cause each person identified on such list to deliver to Phillips not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit A hereto (an "Affiliate Agreement").

          6.13 Section 16 Matters. Prior to the Effective Time, Phillips and Tosco shall take all such steps as may be required to cause any dispositions of Tosco Common Stock (including derivative securities with respect to Tosco Common Stock) or acquisitions of Phillips Common Stock (including derivative securities with respect to Phillips Common Stock) resulting from the transactions contemplated by Article II or Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Tosco or will become subject to such reporting requirements with respect to Phillips, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

          6.14 Phillips Indebtedness and Tosco Indebtedness. With respect to Tosco Indebtedness issued under indentures qualified under the Trust Indenture Act of 1939, and any other Tosco Indebtedness the terms of which require Phillips to assume such debt in order to avoid default thereunder (collectively, the "Assumed Indentures"), Phillips shall execute and deliver to the trustees or other representatives in accordance with the terms of the respective Assumed Indentures, supplemental indentures or other instruments, in form satisfactory to the respective trustees or other representatives, expressly assuming the obligations of Tosco with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on, and conversion obligations under, all debt securities issued by Tosco under the Assumed Indentures and the due and punctual performance of all the terms, covenants and conditions of the Assumed Indentures to be kept or performed by Tosco and shall deliver such supplemental indentures or other instruments to the respective trustees or other representatives under the Assumed Indentures.

          6.15 Accountants' Letter. Tosco shall use its reasonable best efforts to cause to be delivered to Phillips a letter from its independent public accountants addressed to Phillips, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to Phillips and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

          7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Tosco and Phillips to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. (i) Tosco shall have obtained the Tosco Stockholder Approval and (ii) Phillips shall have obtained the Phillips Stockholder Approval.

          (b) No Injunctions or Restraints; Illegality. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) HSR Act; Other Approvals. (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and (ii) all Other Approvals shall have been obtained, except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips or Tosco.

          (d) NYSE Listing. The shares of Phillips Common Stock to be issued in the Merger and such other shares of Phillips Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          7.2 Additional Conditions to Obligations of Phillips. The obligations of Phillips to effect the Merger are subject to the satisfaction, or waiver by Phillips, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Tosco set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tosco; and Phillips shall have received a certificate of an executive officer of Tosco to such effect.

          (b) Performance of Obligations of Tosco. Tosco shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Phillips shall have received a certificate of an executive officer of Tosco to such effect.

          (c) Tax Opinion. Phillips shall have received from Wachtell, Lipton, Rosen & Katz, counsel to Phillips, a written opinion dated the Closing Date to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Phillips shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Phillips and Tosco.

          7.3 Additional Conditions to Obligations of Tosco. The obligations of Tosco to effect the Merger are subject to the satisfaction, or waiver by Tosco, on or prior to the Closing Date, of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Phillips set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips; and Tosco shall have received a certificate of an executive officer of Phillips to such effect.

          (b) Performance of Obligations of Phillips. Phillips shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Tosco shall have received a certificate of an executive officer of Phillips to such effect.

          (c) Tax Opinion. Tosco shall have received from Stroock & Stroock & Lavan LLP, counsel to Tosco, a written opinion dated the Closing Date to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Tosco shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Phillips and Tosco.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

          8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as specifically provided below, whether before or after the Phillips Stockholders Meeting or the Tosco Stockholders Meeting:

          (a) By mutual written consent of Phillips and Tosco;

          (b) By either Phillips or Tosco, if the Effective Time shall not have occurred on or before the date one year from the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Phillips or Tosco, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(c), (d) or (e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.4); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.4 has been the primary cause of such action or inaction;

          (d) By either Phillips or Tosco, if either the Phillips Stockholder Approval or the Tosco Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Phillips Stockholders Meeting or the Tosco Stockholders Meeting, as applicable;

          (e) By Phillips, if Tosco shall have (i) failed to make the Tosco Recommendation or effected a Change in the Tosco Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Tosco Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

          (f) By Tosco, if Phillips shall have (i) failed to make the Phillips Recommendation or effected a Change in the Phillips Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Phillips Stockholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

          (g) By Phillips, if Tosco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

          (h) By Tosco, if Phillips shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

          (i) By Tosco, if the Board of Directors of Tosco has provided written notice to Phillips that Tosco intends to enter into a binding written agreement for a Superior Proposal (with such termination becoming effective upon Tosco entering into such binding written agreement); provided, however, that (i) Tosco shall have complied with Section 6.5 hereof in all material respects; (ii) Tosco shall have (A) notified Phillips in writing of its receipt of such Superior Proposal, (B) further notified Phillips in such writing that Tosco intends to enter into a binding agreement with respect to such Superior Proposal subject to clause (iii) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice, (iii) Phillips does not make, within three calendar days after receipt of Tosco's written notice pursuant to clause
(ii) above, an offer that the Board of Directors of Tosco shall have reasonably concluded in good faith (following consultation with its financial advisor and outside counsel) is as favorable to the stockholders of Tosco as such Superior Proposal and (iv) Tosco pays the Tosco Termination Fee in accordance with
Section 8.2(d) concurrently with entering into such binding written agreement.

          (j) By Phillips, if the Board of Directors of Phillips has provided written notice to Tosco that Phillips intends to enter into a binding written agreement for a Superior Proposal (with such termination becoming effective upon Phillips entering into such binding written agreement); provided, however, that
(i) Phillips shall have complied with Section 6.5 hereof in all material respects; (ii) Phillips shall have (A) notified Tosco in writing of its receipt of such Superior Proposal, (B) further notified Tosco in such writing that Phillips intends to enter into a binding agreement with respect to such Superior Proposal subject to clause (iii) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; (iii) Tosco does not make, within three calendar days after receipt of Phillips's written notice pursuant to clause (ii) above, an offer that the Board of Directors of Phillips shall have reasonably concluded in good faith (following consultation with its financial advisor and outside counsel) is as favorable to the stockholders of Phillips as such Superior Proposal and (iv) Phillips pays the Phillips Termination Fee in accordance with Section 8.2(e) concurrently with entering into such binding written agreement.

          8.2 Effect of Termination. (a) In the event of termination of this Agreement by either Tosco or Phillips as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party to this Agreement or their respective officers or directors except with respect to Section 4.1(q), Section 4.2(o), the second sentence of
Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither Phillips nor Tosco shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

          (b) If (A) (I) (x) either Tosco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Tosco Stockholder Approval) or pursuant to Section 8.1(b) without the Tosco Stockholders Meeting having occurred or (y) Phillips terminates this Agreement pursuant to Section 8.1(g), (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Tosco shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Tosco and (III) within twelve months of such termination Tosco or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal or (B) Phillips shall terminate this Agreement pursuant to Section 8.1(e), then Tosco shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (A), if later, the date Tosco or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Phillips an amount equal to the Tosco Termination Fee, by wire transfer of immediately available funds.

          (c) If (A) (I) (x) either Tosco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Phillips Stockholder Approval) or pursuant to Section 8.1(b) without the Phillips Stockholders Meeting having occurred or (y) Tosco terminates this Agreement pursuant to Section 8.1(h), (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Phillips shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Phillips and
(III) within twelve months of such termination Phillips or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal or (B) Tosco shall terminate this Agreement pursuant to Section 8.1(f), then Phillips shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (A), if later, the date Phillips or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Tosco an amount equal to the Phillips Termination Fee, by wire transfer of immediately available funds.

          (d) If Tosco terminates this Agreement pursuant to Section 8.1(i), Tosco shall pay Phillips an amount equal to the Phillips Termination Fee, by wire transfer of immediately available funds, concurrently with entering into the binding written agreement for a Superior Proposal.

          (e) If Phillips terminates this Agreement pursuant to Section 8.1(j), Phillips shall pay Tosco an amount equal to the Tosco Termination Fee, by wire transfer of immediately available funds, concurrently with entering into the binding written agreement for a Superior Proposal.

          (f) The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.6. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement.

          8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Phillips Stockholder Approval or the Tosco Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

          9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)   if to Phillips to:

                  Phillips Petroleum Company
                  Phillips Building
                  Fourth & Keeler
                  Bartlesville, Oklahoma  74004

                  Attention:  General Counsel

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019

                  Attention:  Andrew R. Brownstein, Esq.

            (ii)  if to Tosco to:

                  Tosco Corporation
                  1700 East Putnam Avenue
                  Old Greenwich, Connecticut  06870

                  Attention:  General Counsel

                  with a copy to:

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York  10038

                  Attention:  Martin H. Neidell, Esq.

          9.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." In addition, each Section of this Agreement is qualified by the matters set forth with respect to such Section on the Phillips Disclosure Schedule, the Tosco Disclosure Schedule and the other Schedules to this Agreement, and such other Sections of this Agreement to the extent that the matter in such Section of such Schedule is disclosed in such a way as to make its relevance called for by such other Section of this Agreement readily apparent.

          9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          9.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

          9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

          9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          9.9 Submission to Jurisdiction; Waivers. Each of Phillips and Tosco irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Phillips and Tosco hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Phillips and Tosco hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

          9.10 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.


            IN WITNESS WHEREOF, Phillips, Merger Sub and Tosco have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PHILLIPS PETROLEUM COMPANY


                                    By: /s/ J. J. Mulva
                                        -----------------------------------
                                        Name:
                                        Title:



                                    PING ACQUISITION CORP.


                                    By: /s/ J. B. Whitworth
                                        -----------------------------------
                                        Name:
                                        Title:



                                    TOSCO CORPORATION


                                    By: /s/ Thomas D. O'Malley
                                        -----------------------------------
                                        Name:
                                        Title: